                                                                     EXHIBIT 5.1


         OPINION AND CONSENT OF ALLEN MATKINS LECK GAMBLE & MALLORY LLP

                                                              October 1, 2003

Acacia Research Corporation
500 Newport Center Drive
Newport Beach, California 92660

       Re: Acacia Research Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by Acacia Research Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on or about October 1, 2003 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 600,000 shares of the Company's Acacia Research - CombiMatrix Common Stock reserved for issuance under the Company's 2002 CombiMatrix Stock Incentive Plan (the "CombiMatrix Stock Plan"),
(ii) 500,000 shares of the Company's Acacia Research - Acacia Technologies Common Stock reserved for issuance under the Company's 2002 Acacia Technologies Stock Incentive Plan (the "Acacia Technologies Stock Plan", and together with the CombiMatrix Stock Plan, the "Plans"), (iii) the resale of shares which may be sold following the exercise of currently outstanding options to purchase 2,568,760 shares of Acacia Research-CombiMatrix Common Stock held by current officers and directors of the Registrant, and (iv) the resale of shares which may be sold following the exercise of currently outstanding options to purchase 3,359,800 shares of Acacia Research-Acacia Technologies Common Stock held by current officers and directors of the Registrant. All of such shares are collectively referred to herein as the "Shares."

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. With your consent, we have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

         Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that, when issued and sold in the manner referred to in the Plans and the Registration Statement and pursuant to the agreements which accompany each of the Plans, the Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

         We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the general corporate laws of the State of Delaware and the State of California. Furthermore, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                                     Very truly yours,

                                     /s/ ALLEN MATKINS LECK GAMBLE & MALLORY LLP

                                         ALLEN MATKINS LECK GAMBLE & MALLORY LLP